                                                                  EXECUTION COPY



                         FIRST PREFERRED SHIP MORTGAGE


                            Dated September 30, 1997


                                       by


                   FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                              not in its individual
                              capacity but solely
                              as owner trustee/
                              Shipowner and Mortgagor


                                       to


                      STATE STREET BANK AND TRUST COMPANY,
                              not in its individual
                              capacity but solely as
                              Indenture Trustee/
                              Mortgagee

                               TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------

ARTICLE I - REPRESENTATIONS OF THE SHIPOWNER.............................  3
     (1)  Organization...................................................  3
     (2)  Documentation..................................................  3

ARTICLE II - COVENANTS OF THE SHIPOWNER..................................  3
     (1)  Maintenance of Entity Status...................................  3
     (2)  Liens..........................................................  3
     (3)  Maintenance of Mortgage........................................  3

ARTICLE III - EVENTS OF DEFAULT AND REMEDIES.............................  3
     (1)  Event of Default...............................................  3
     (2)  Remedies.......................................................  3
     (3)  Conveyance after Sale..........................................  5
     (4)  Shipowner Barred...............................................  5
     (5)  Arrest By Third Party..........................................  5
     (6)  Powers of the Mortgagee........................................  6
     (7)  Application of Proceeds........................................  6
     (8)  No Exclusivity.................................................  6

ARTICLE IV - SUNDRY PROVISIONS...........................................  6
     (1)  Recording......................................................  6
     (2)  Successors and Assigns.........................................  7
     (3)  Agents.........................................................  7
     (4)  Notices........................................................  7
     (5)  Governing Law..................................................  7


EXHIBIT 1      Indenture (with attached Appendix A and Exhibits A, B and D)

EXHIBIT 2      Sections 17 and 18 of the Charter
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          THIS FIRST PREFERRED SHIP MORTGAGE, made and dated as of the 30th day of September 1997, by (a) First Security Bank, National Association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement for the benefit of the Owner Participants named therein (the "Shipowner"), with an address at 79 South Main Street, Salt Lake City, Utah 84111, in favor of (b) State Street Bank and Trust Company, with an address at Two International Place, 4th Floor, Corporate Trust Department, Boston Massachusetts 02110 not in its individual capacity but solely as Indenture Trustee (the "Mortgagee") under a Trust Indenture, Mortgage, Assignment of Charter and Security Agreement, dated as of the date hereof (the "Indenture") between the Shipowner and the Mortgagee.


          WHEREAS:

          A. The Shipowner is the registered owner of the United States flag double hulled product tanker "AMERICAN PROGRESS" (the "Vessel"), Official No. 1053997, duly documented in the name of the Shipowner under the laws and flag of the United States with her home port at the port of Norfolk, Virginia.

          B. Pursuant to the terms of the Indenture, the Shipowner has issued and sold to the Pass Through Trustee (as defined in the Indenture) its Series 1997-B Secured Note dated the date hereof (the "Secured Note") in the initial principal amount of U.S. $36,714,000. The form of the Indenture (together with Appendix A, Definitions, and Exhibits A, B and D (including the form of the Secured Notes but not including the form of this Mortgage)) is attached hereto as Exhibit 1 and hereby made a part hereof as though set forth fully herein.
The term "Indenture" as used in this Mortgage shall mean the Indenture and Appendix A (Definitions) and Exhibit A (Form of Secured Note) as attached hereto and as each may be amended, supplemented or modified from time to time.

          C. The Shipowner has entered into the Demise Charter Party dated as of the date hereof between the Shipowner and Mobil Transport Finance Company Inc. (the "Charterer") (as the same may be amended, supplemented, or modified from time to time, the "Charter") respecting the Vessel pursuant to which the Charterer has covenanted and agreed with the Shipowner, inter alia, to operate, maintain, and insure the Vessel. The form of Sections 17 and 18 of the Charter defining Charter Events of Default and Remedies is attached hereto as Exhibit 2 and hereby made a part hereof as though set forth fully herein.

          D. To secure payment of principal of, interest on, Make-Whole Amount, if any, and any other amounts which may become due to the Mortgagee or the holder of the Secured Note pursuant to the terms of the Indenture, the Secured Note and the other Operative Documents, the Shipowner has duly authorized the execution, delivery and recording of this First Preferred Ship Mortgage under and pursuant to the laws of the United States.

          E. Terms used herein and not otherwise defined herein are used as defined in, or by reference in, the Indenture.


NOW, THEREFORE, THIS MORTGAGE, WITNESSETH:

          That in consideration of the premises and other valuable consideration, the receipt whereof is hereby acknowledged, and in order to secure the payment of principal of, interest on, Make-Whole Amount, if any, respecting the Secured Note, and all other amounts which may become due under the Indenture or hereunder (collectively, the "Indebtedness hereby secured") and to secure the performance and observance of and compliance with the covenants, terms and conditions herein and in the Secured Note and the Indenture contained, the Shipowner has granted, conveyed, mortgaged, pledged, assigned, transferred, set over and confirmed and does by these presents grant, convey, mortgage, pledge, assign, transfer, set over and confirm unto the Mortgagee, its successors and assigns, the whole of the Vessel which term shall include all of the boilers, engines, machinery, bowsprits, masts, spars, sails, rigging, boats, anchors, propellers, cables, apparel, furniture, fitting, equipment, spares, and all other appurtenances to the Vessel appertaining or belonging, whether now owned or hereafter acquired, whether on board or not, and all additions, improvements and replacements hereafter made in or to the Vessel, or any part thereof, or in or to the equipment and appurtenances aforesaid, but excluding any leased equipment;

          TO HAVE AND TO HOLD the same unto the Mortgagee, its successors and assigns, to its and its successors' and assigns' own use and behoof forever;

          PROVIDED only, and the condition of these presents is such that if the Shipowner, or its successors or assigns, shall pay or cause to be paid to the Mortgagee the Indebtedness hereby secured as and when the same shall become due and payable in accordance with the terms of this Mortgage, the Secured Note and the Indenture, and shall perform, observe and comply with the covenants, terms and conditions in this Mortgage and in the Secured Note and the Indenture contained, expressed or implied, to be performed, observed or complied with, by and on the part of the Shipowner, then these presents and the rights hereunder shall cease, determine and be void; otherwise to be and remain in full force and effect.

                                   ARTICLE I

                        REPRESENTATIONS OF THE SHIPOWNER

          (1)  Organization.  First Security Bank, National Association, a
               ------------
United States national banking association, in its capacity as trustee under the Trust Agreement is Owner Trustee and the Shipowner.

          (2)  Documentation.  The Vessel is, and the Shipowner covenants that
               -------------
it will remain, duly documented in the name of the Shipowner as owner thereof under the laws and flag of the United States, free and clear of all Liens and encumbrances except Permitted Liens.


                                   ARTICLE II

                           COVENANTS OF THE SHIPOWNER

          (1)  Maintenance of Entity Status.  The Shipowner covenants that it
               ----------------------------
will remain duly qualified to own a United States flag vessel engaged in the coastwise trade pursuant to 46 U.S.C. (S)12106(e)(1)(B) and (E).

          (2)  Liens.  None of the Shipowner, the Charterer, any permitted
               -----
subcharterer, any Operator, the master of the Vessel or any other Person has or shall have any right, power or authority to create, incur or permit to be placed or imposed upon the Vessel any Lien whatsoever, other than the Lien of this Mortgage and Permitted Liens.

          (3)  Maintenance of Mortgage.  The Shipowner (or the Charterer under
               -----------------------
the Charter) shall, at its expense and at no cost to the Mortgagee, comply with and satisfy all of the provisions of the laws of the United States, in order to establish, record and maintain this Mortgage as a preferred mortgage thereunder on the Vessel except to the extent provided by the Indenture.


                                  ARTICLE III

                         EVENTS OF DEFAULT AND REMEDIES

           (1)  Event of Default.  An Indenture Event of Default shall
                ----------------
constitute an event of default hereunder.

          (2)  Remedies.  If an Indenture Event of Default shall have occurred
               --------
and be continuing, subject to the Indenture, (x) the Mortgagee shall have the rights and remedies provided in the Indenture, (y) the Mortgagee shall have all of the rights and remedies provided mortgagees under the laws of the United States and, in addition, (z) the Mortgagee may:

          (a) enforce and exercise all or any of its rights and powers as a first mortgagee at law, in equity, or in admiralty;

          (b) exercise all the rights and remedies in foreclosure and otherwise given to mortgagees by the laws of the United States, or by the applicable laws of any jurisdiction where the Vessel may be found, and initiate and prosecute such other judicial, extra-judicial, or administrative proceedings as it may consider appropriate to recover any or all sums due, or declared due, on the Indebtedness hereby secured out of the Vessel, with the right to enforce payment of said sum against any assets of the Indenture Estate, and in connection therewith obtain a decree ordering the sale of the Vessel in accordance with
Section 2(e) of this Article III;

          (c) have a receiver of the Vessel appointed as a matter of right in any suit hereunder (and any such receiver may have the rights of the Mortgagee set forth in, or by reference in, this Article III);

          (d) take possession of the Vessel, with or without legal proceedings, at any place where the Vessel may be found (and the Shipowner, the Charterer or other Person in possession of the Vessel shall forthwith surrender possession of the Vessel to the Mortgagee on demand), and the Mortgagee shall have the right, but shall not be obligated, to manage, insure, maintain, repair, employ, lay up, hold, charter, lease, operate or otherwise use the Vessel for such period and under such terms as it may reasonably deem most expedient for its interest, accounting only for the net profits, if any, arising from such use and charging against all receipts from such use of the Vessel, all reasonable charges and expenses in connection with such use;

          (e) sell the Vessel at private sale, on such terms and conditions as it deems best, free of any Claim of the Shipowner and, except as provided by law, any other Person, upon advance notice of twenty-five (25) consecutive days published in a newspaper authorized to publish legal notices of that kind in New York, New York, and by sending notice (with a copy to the Charterer) of such sale no later than the date of first publication, by telecopy to the Shipowner as provided in Section 10.05 of the Indenture. Any such sale may be held at such place and at such time as the Mortgagee by notice may have specified, or may be adjourned by the Mortgagee from time to time by announcement at the time and place appointed for such sale or for such adjourned sale, and without further notice or publication the Mortgagee may make any such sale at the time and place to which the same shall be so adjourned. Any such sale may be conducted without bringing the Vessel to the place designated for such sale.
The Mortgagee or any holder of the Secured Note may become the purchaser at any such sale, and shall have the right to credit on the purchase price any and all sums of money due in respect of the Secured Note and any other Indebtedness hereby secured;

          (f) accept a conveyance of title to, and to take without legal process (and the Shipowner or other Person in possession shall forthwith surrender possession to the Mortgagee), the whole or any part of the Vessel wherever the same may be, and to take possession of and hold the same.

          Notwithstanding the foregoing, so long as the Charter is in effect and no Charter Event of Default shall have occurred and be continuing, and the Charter shall not have been declared to be in default pursuant to Section 18(a) thereof, the Mortgagee shall not, without the prior written consent of the Charterer, exercise any remedy resulting in the interference with the Charterer's quiet enjoyment and use of the Vessel.

          (3)  Conveyance after Sale.  The Shipowner hereby irrevocably appoints
               ---------------------
the Mortgagee the true and lawful attorney of the Shipowner, in its name and stead, to make all necessary transfers of the whole or any part of the Vessel in connection with a sale, use or other disposition pursuant to Section 2 of
Article III hereof, and for that purpose to execute all necessary instruments of assignment and transfer. Nevertheless, the Shipowner shall, if so requested by the Mortgagee, ratify and confirm any sale, assignment, transfer or delivery by executing and delivering such proper bill of sale, assignment, conveyance, instrument of transfer or other instrument as may be designated in such request.

          (4)  Shipowner Barred.  A sale of the Vessel made pursuant hereto
               ----------------
whether under the power of sale hereby granted or any judicial proceedings, shall operate to divest all right, title and interest of any nature whatsoever of the Shipowner therein and thereto, and shall bar the Shipowner, its successors and assigns, and all Persons claiming by, through or under them. No purchaser shall be bound to inquire whether notice has been given or whether any Indenture Event of Default or event of default hereunder has occurred, or as to the propriety of the sale, or as to application of the proceeds thereof.

          (5)  Arrest By Third Party.  Subject to the rights of the Charterer
               ---------------------
under the Charter, in the event that an Indenture Event of Default shall have occurred and be continuing and the Vessel shall be arrested or detained by a marshal or other officer of any court of law, equity or admiralty jurisdiction in any country of the world or by any government or other authority and shall not be released from arrest or detention within thirty

(30) days from the date of arrest or detention, the Shipowner hereby authorizes the Mortgagee, in the name of the Shipowner, to apply for and receive possession of and to take possession of the Vessel with all of the rights and powers that the Shipowner might have, possess and exercise in any such event. This authorization is irrevocable.

          (6)  Powers of the Mortgagee.  The Mortgagee is hereby appointed as
               -----------------------
attorney-in-fact of the Shipowner, during the continuance of any Indenture Event of Default, and upon compliance with the terms of the Indenture, in the name of the Shipowner to demand, collect, receive, compromise and sue for, so far as may be permitted by law, all freights, hire, earnings, issues, revenues, compensation, income and profits of the Vessel, and all amounts (to the extent assigned under the Indenture) due from underwriters under any insurance thereon as payment of losses or as return premiums or otherwise, salvage awards and recoveries, recoveries in general average or otherwise, and to make, give and execute in the name of the Shipowner acquittances, receipts, releases or other discharges for the same, whether under seal or otherwise, and to endorse and accept in the name of the Shipowner all checks, notes, drafts, warrants, agreements and all other instruments in writing with respect to the foregoing.

          (7)  Application of Proceeds.  Any monies collected by the Mortgagee
               -----------------------
pursuant to any sale of the Vessel or other enforcement of any of its rights hereunder on account of the occurrence of an Indenture Event of Default shall be distributed in accordance with the provisions of Section 4.03 of the Indenture.

          (8)  No Exclusivity.  No right or remedy herein conferred upon or
               --------------
reserved to the Mortgagee is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or under the Indenture or now or hereafter existing at law, in equity, in admiralty, by statute or otherwise. The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent or subsequent assertion or employment of any other right or remedy hereunder or otherwise.


                                   ARTICLE IV

                               SUNDRY PROVISIONS

          (1)  Recording.  For the purposes of recording this First Preferred
               ---------
Ship Mortgage as required by 46 U.S.C. Chapter 313, the total amount of this Mortgage is (i) US$36,714,000 and (ii) interest, Make-Whole Amount, if any, and performance of mortgage covenants. The discharge amount is the same as the total amount.

          (2)  Successors and Assigns.  All the covenants, promises,
               ----------------------
stipulations and agreements of the Shipowner contained in this Mortgage shall bind the Shipowner, its successors and assignees, and shall inure to the benefit of the Mortgagee, its successors and assigns.

          (3)  Agents.  Wherever and whenever herein any right, power or
               ------
authority is granted or given to the Mortgagee, such right, power or authority may be exercised in all cases by the Mortgagee or such agent or agents as it may appoint; and the authorized acts of such agent or agents when taken shall constitute the act of the Mortgagee hereunder.

          (4)  Notices.  Any notice or demand or other communication to the
               -------
Shipowner or the Mortgagee under this Mortgage shall be made in accordance with
Section 10.05 of the Indenture.

          (5)  Governing Law.  The provisions of this Mortgage shall, with
               -------------
respect to its validity, effect, recordation and enforcement, be governed by and construed in accordance with the applicable laws of the United States, and to the extent such laws are not applicable, the substantive laws of the State of New York.

          (6)  Preferred Status.  No Provision of this Mortgage or of the
               ----------------
Indenture shall be deemed to constitute a waiver by the Mortgagee of the preferred status of this Mortgage or of the Indenture which would otherwise constitute such a waiver shall to such extent be of no force or effect.

          IN WITNESS WHEREOF, the Shipowner has caused this Mortgage to be duly executed by its authorized representative the day and year first above written.


                                    FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as the Owner Trustee



                                    By:
                                        -------------------------------
                                         Name:
                                         Title:


STATE OF UTAH       )
                    )    ss.:
COUNTY OF           )



          On this ___ day of September, 1997, before me personally appeared ________________, known to me, and known to be the person who executed the foregoing instrument, who, being by me duly sworn, did depose and say that he resides at _______________________________; that he is ________________ of First
Security Bank, National Association, not in its individual capacity but solely as the Owner Trustee, the party described in and which executed the foregoing instrument; that he signed his name thereto by authority of the Trust Agreement dated as of the date hereof and of the by-laws of First Security Bank, National Association; and he further acknowledged such mortgage is the free act and deed of such Owner Trustee.



                        ---------------------------------------
                                    Notary Public